Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of Equity Focus Trusts—Blue Chip Stock 2003 Series A, Premier American Portfolio:

We consent to the use of our report dated February 5, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

February 5, 2003